Exhibit 5.1

[LETTERHEAD OF PERKINS COIE LLP]
March 2, 2016

Essex Portfolio, L.P.
1100 Park Place, Suite 200
San Mateo, California 94403

Re: Registration Statement on Form S-3 Filed by Essex Portfolio, L.P. and Essex Property Trust, Inc.

Ladies and Gentlemen:

We have acted as counsel to Essex Portfolio, L.P., a California partnership (the “Operating Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) by Essex Property Trust, Inc. (the “Company”) and the Operating Partnership for the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”), by the Operating Partnership of an indeterminate amount of debt securities (the “Debt Securities”).  The Debt Securities will be issued under one or more indentures (each, an “Indenture”) to be entered into by the Operating Partnership, the Company (as guarantor, if applicable) and the trustees party thereto (each, a “Trustee”).  This letter is being filed as an exhibit to such Registration Statement.

In our capacity as counsel to the Operating Partnership, we have examined such documents, records and instruments as we have deemed necessary for the purposes of this opinion. As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in a certificate of an officer of the general partner of the Operating Partnership.  We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

March 2, 2016

Based upon the foregoing examination and in reliance thereon, and subject to (a) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (b) completion of all corporate action required to be taken by the Operating Partnership and the Company to duly authorize each proposed issuance of the Debt Securities, we are of the opinion that:

With respect to Debt Securities to be issued under one or more Indentures, when (a) the terms of the Debt Securities have been established in accordance with the Indenture, (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (c) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Operating Partnership, the Company and the Trustee thereunder and (d) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will be legal, valid and binding obligations of the Operating Partnership.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)        We have assumed that (i) the Operating Partnership has the requisite organizational and legal power and authority to issue and offer the Debt Securities to be registered under the Registration Statement and enter into and perform its obligations under the applicable Indenture or any other agreement or instrument related thereto (collectively, the “Related Documents”), and the issuance of the Debt Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery of the Related Documents by the Operating Partnership, will be duly authorized, approved and effected on behalf of the Operating Partnership; (ii) the issuance of the Debt Securities and the terms and conditions of the Related Documents will be (A) in accordance with all applicable laws and the Operating Partnership’s Third Amended and Restated Agreement of Limited Partnership, as amended from time to time, and (B) not in conflict with any contractual or other restrictions which are binding on the Operating Partnership; (iii) the terms of the Debt Securities are equivalent to those provided for in the Indenture; (iv) each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational and legal power and authority to enter into and perform its obligations under the Indenture (or other agreement or instrument related thereto) to which it is a party; and (v) when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Operating Partnership.

March 2, 2016

(b) Our opinions are as of the date hereof, and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.  This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(c) We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to or after the date hereof or considered in a proceeding in equity or at law; (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution; (iv) compliance with the anti-fraud provisions of applicable securities or other laws; (v) the form, accuracy, completeness, or fairness of the financial statements, notes and schedules thereto, or other financial, statistical or similar data or information included in the Registration Statement or Prospectus or otherwise furnished or published by or on behalf of the Operating Partnership, or the form, accuracy, completeness, or fairness of any of the statements contained in the Registration Statement or Prospectus; or (vi) any patent, trademark, copyright or other intellectual property, tax, anti-trust, environmental or state securities or “blue sky” laws.  We make no representation that we have independently verified the accuracy, sufficiency, completeness or fairness of any information supplied by the Operating Partnership with respect to the Registration Statement or Prospectus.

(d) We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of California and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Perkins Coie LLP
Perkins Coie LLP